Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of International Smart Sourcing, Inc. and Subsidiaries (the “Company”) on Form S-3 (File No. 333-48701) of our report dated March 11, 2005 on our audits of the consolidated financial statements of the Company as of December 31, 2004 and for the fiscal years ended December 31, 2004 and December 26, 2003, which report is included in this Annual Report on Form 10-KSB.

/s/ MARCUM & KLIEGMAN LLP

Marcum & Kliegman LLP
New York, NY
March 25, 2005